UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

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GREENS WORLDWIDE INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	000-25025 (Commission File Number)	86-0718104 (I.R.S. Employer Identification No.)
346 Woodland Church Road Hertford, North Carolina (Address of principal executive offices)	27944 (Zip Code)

Registrant’s telephone number, including area code: 252-264-2064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 5, 2006, Greens Worldwide Incorporated (the "Company") issued a press release announcing that its wholly-owned subsidiary, New England Pro Tour, Inc. terminated the employment of Brian Hebb, the former Director, President, Secretary, and Treasurer of New England Pro Tour, Inc. In addition, New England Pro Tour, Inc. filed a complaint against Brian Hebb and Hebb Builders, Inc. in the Superior Court of Middlesex County, Massachusetts. This Civil Action relates to Brian Hebb’s breach of the fiduciary duty he owed to New England as a director, officer, and employee, Hebb’s unlawful conversion of New England’s corporate assets, Brian Hebb’s unlawful diversion and conveyance of those assets to Hebb Builders, and Brian Hebb’s fraudulent representations to the Company regarding New England. New England seeks compensatory damages in excess of $458,000, punitive damages in an amount not less than $1,000,000, recovery of all compensation Brian Hebb received from New England and the Company in exchange for services performed during the time period during which Brian Hebb breached his fiduciary duty to New England, costs and attorneys’ fees as may be allowed by applicable law, pre-judgment and post-judgment interest, treble damages pursuant to Mass. Gen. Laws ch. 93A, and any additional relief the Superior Court of Middlesex County may deem appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENS WORLDWIDE INCORPORATED

Date:	October 5, 2006	By: /s/R. Thomas Kidd
R. Thomas Kidd
President and Chief Executive Officer